UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 24, 2007

LSI LOGIC CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	1-10317	94-2712976

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1621 Barber Lane
Milpitas, California 95035
(Address of principal executive offices, including zip code)
(408) 433-8000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operation and Financial Condition.
On January 24, 2007, LSI Logic Corporation (referred to here as “LSI Logic” or the “Company”) issued a news release regarding its financial results for the fourth quarter ended December 31, 2006. A copy of the news release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.
Use of Non-GAAP Financial Information
LSI Logic has referenced non-GAAP financial information in the news release.
LSI Logic management believes that the presentation of non-GAAP net income and non-GAAP net income per basic and diluted share provides important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations. Management believes that the use of these non-GAAP financial measures provides consistency and comparability with our past financial reports.
Management has historically used these non-GAAP measures when evaluating operating performance because we believe that the inclusion or exclusion of the items described below provides an additional measure of our core operating results and facilitates comparisons of our core operating performance against prior periods and our business model objectives. We have chosen to provide this information to investors to enable them to perform additional analyses of past, present and future operating performance and as a supplemental means to evaluate our ongoing core operations. Externally, we believe that these non-GAAP measures continue to be useful to investors in their assessment of our operating performance and the valuation of our Company.
Internally, these non-GAAP measures are significant measures used by management for purposes of:
•	evaluating the core operating performance of the Company;

•	determination of bonus compensation for certain key employees;

•	establishing internal budgets;

•	calculating return on investment for development programs and growth initiatives;

•	comparing performance with internal forecasts and targeted business models;

•	strategic planning;

•	evaluating and valuing potential acquisition candidates and how their operations compare to the Company’s operations; and

•	benchmarking performance externally against our competitors.
Non-GAAP financial measures:
Non-GAAP net income:
Non-GAAP net income is important to the Company for the reasons noted above and excludes the following items:
•	Stock-based compensation. Stock-based compensation relates primarily to stock awards such as options and restricted stock units that are issued by LSI Logic. Stock-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are difficult to predict. As a result of this unpredictability, management excludes this item from its internal operating forecasts and models. Management believes that non-GAAP measures adjusted for stock-based compensation provide investors with a basis to measure the Company’s core performance against the performance of other companies without the variability created by stock-based compensation.
•	Amortization of acquisition related intangibles and in-process research and development. These charges are acquisition-related charges. Amortization of acquisition-related intangibles relate to purchased technology in acquisitions such as existing technology, patents and trademarks. In-process research and development relates to projects in process as of the acquisition date that have not reached technological feasibility and are immediately expensed. These charges are not factored into management’s evaluation of potential acquisitions, or our performance after completion of acquisitions, because they are not related to our core operating performance, and the frequency and amount of such charges vary significantly based on the size and timing of our acquisitions and the maturities of the businesses being acquired. Excluding this data provides investors with a basis to compare the Company against the performance of other companies without this variability.

•	Restructuring of operations and other items, net. This represents charges/losses and gains that are not directly related to the Company’s ongoing or core business results. Management regularly excludes such items from internal operating forecasts and models because it is not considered a core operating activity for the Company and because the frequency and variability in the nature of the charges can vary significantly from period to period. Excluding this data provides investors with a basis to compare our Company against the performance of other companies without this variability.

•	Other charges and gains. Other charges and gains consist of gains or losses on equity investments and certain non-operating gains and losses that occur on an infrequent basis and vary greatly in amount. We do not regularly trade public equity securities nor do we plan on these securities positions for funding of ongoing operations. Management excludes these items because they do not affect our core operations. Excluding this data provides investors with a basis to compare our company against the performance of other companies without this variability.

•	Non-GAAP income tax expense/benefit. This line item represents the amount of tax expense or benefit that the Company would accrue if it used non-GAAP results instead of GAAP results in the calculation of its tax liability.
Non-GAAP net income per basic and dilutive share:
The calculation of non-GAAP net income excluding special items per dilutive share is adjusted in the numerator for all the items discussed above under net income excluding special items. In the denominator, the number of non-GAAP dilutive shares excludes the following item:
•	The treasury stock method used to calculate weighted outstanding shares on a dilutive basis requires amounts related to compensation costs attributable to future services and not yet recognized in the financial statements to be treated as proceeds that are assumed to be used to repurchase shares. As a result, this reduces the total number of weighted average shares for purposes of calculating GAAP weighted average shares on a dilutive basis. LSI Logic does not include the effects of these compensation costs in its non-GAAP net income excluding special items. Management believes these amounts should not be applied to the calculation of shares to be repurchased in the computation of non-GAAP net income per diluted share.
Some of the limitations in relying on non-GAAP financial measures are discussed below in relation to the items excluded from those non-GAAP measures.
•	Stock-based compensation. LSI Logic’s stock-based incentive plans are important components of our employee incentive compensation arrangements and are reflected in our

GAAP results under Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based payment, commencing with the first quarter of 2006. They need to be considered for a complete view of the costs of our compensation arrangements.
•	Amortization of acquisition-related intangibles. Acquisitions have been an important part of our business strategy and the corresponding acquisition-related charges reflect the costs of choosing acquisitions as a form of growth strategy.

•	Restructuring of operations and other items, net. This item reflects charges for severance, exit costs associated with leased facilities, asset impairment charges and gains on sales of no longer strategic assets. While no longer strategic to the future of the Company, such items reflect the costs of decisions made as part of running a business and are critical to a complete view of our historical results.

•	Other charges and gains. This item as discussed above should be included for a complete view of our historical performance even though they are not related to our core operations.

•	Non-GAAP income tax expense/benefit. This line item represents the amount of tax expense or benefit that the Company would accrue if it used non-GAAP results instead of GAAP results in the calculation of its tax liability. The limitation in it is that it does not include the effect of all the items excluded from the Non-GAAP financial statements.
All supplemental non-GAAP financial measures should be read in conjunction with the comparable information presented in accordance with generally accepted accounting principles in the United States of America and the Company’s most recent annual report on Form 10-K for the fiscal year ended December 31, 2005. For a complete reconciliation of special items excluded from our results of operations for the three-month and 12-month periods ended December 31, 2006 and December 31, 2005, and the three-month period ended October 1, 2006, refer to the tables furnished in the news release attached as Exhibit 99.1.
Item 8.01 Other Events.
The Company reported revenues of $524 million in the fourth quarter of 2006, a six-percent increase compared to revenues of $493 million reported in the third quarter of 2006, and a three percent increase compared to the $506 million reported in the fourth quarter of 2005.
Fourth quarter 2006 net income was $59 million or 14 cents per diluted share. The fourth quarter 2006 results compared to fourth quarter 2005 net income of $38 million or nine cents per diluted share. Fourth quarter 2006 results compare to third quarter 2006 net income of $44 million or 11 cents per diluted share. Fourth quarter 2006 net income included $10.9 million of stock-based compensation expense and a net charge of $5.2 million from special items, acquisition-related amortization, restructuring and their related tax effect.
Cash and short-term investments totaled $1.01 billion at the end of the fourth quarter of 2006, with $272 million in repayment of convertible notes completed during the quarter.
The Company recorded full year 2006 revenues of $1.98 billion, a three percent increase compared to $1.92 billion in 2005.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	LSI Logic Corporation News Release issued January 24, 2007.*

*	Furnished, not filed.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSI LOGIC CORPORATION, a Delaware corporation
By:	/s/ Andrew S. Hughes
Andrew S. Hughes
Vice President, General Counsel and Corporate Secretary

Date: January 24, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	LSI Logic Corporation News Release issued January 24, 2007.*

*	Furnished, not filed.